For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE

                     FIRST KEYSTONE ANNOUNCES
                 BRANCH OFFICE PURCHASE APPROVAL


Berwick, Pennsylvania - December 26, 2003 - The First National
Bank of Berwick, subsidiary of First Keystone Corporation (OTC
BB: FKYS), has received regulatory approval to purchase the fixed assets and assume certain liabilities of the Danville, Pennsylvania office of First Federal Bank, Hazleton, PA.

The branch will open as a First National Bank of Berwick office effective January 2, 2004 and is located at 1519 Bloom Rd.,
Danville, PA.

The First National Bank of Berwick, founded in 1864, presently operates 10 full service offices in Columbia (5), Luzerne (4), and Montour (1) Counties providing banking and trust services.

Note: this press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.



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